EXHIBIT 99.20
JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned does hereby consent and agree to the joint filing on behalf of each of them of a Statement on Schedule 13D and all amendments thereto with respect to the units representing limited partner interests in Enterprise GP Holdings L.P. beneficially owned or controlled by each of them, as applicable, and to the inclusion of this Joint Filing Agreement as an exhibit thereto.

Dated: April 8, 2010
The DD LLC TRUSTEES pursuant to the Dan Duncan LLC Voting Trust Agreement

By:  /s/ Randa Duncan Williams
Randa Duncan Williams
Trustee

/s/ Ralph S. Cunningham
Dr. Ralph S. Cunningham
Trustee

/s/ Richard H. Bachmann
Richard H. Bachmann
Trustee

Dated: April 8, 2010
The EPCO TRUSTEES pursuant to the EPCO, Inc. Voting Trust Agreement

By:  /s/ Randa Duncan Williams
Randa Duncan Williams
Trustee

 /s/ Ralph S. Cunningham
Dr. Ralph S. Cunningham
Trustee

/s/ Richard H. Bachmann
Richard H. Bachmann
Trustee

Dated: April 8, 2010	RANDA DUNCAN WILLIAMS By: /s/ Randa Duncan Williams